Exhibit 99.1

Harrington West Reports December 2007 Quarter and Full Year Results and Declares a 12.5 Cent Per Share Regular Quarterly Dividend

SOLVANG, Calif.--(BUSINESS WIRE)--Harrington West Financial Group, Inc. (Nasdaq:HWFG), the holding company for Los Padres Bank, FSB and its division, Harrington Bank, today announced that net earnings in the December 2007 quarter were $619 thousand or 11 cents per diluted share compared to $2.0 million or 35 cents per diluted share in the December 2006 quarter. Net earnings for the December 2007 quarter included pre-tax mark-to-market losses of $2.8 million on HWFG’s $80 million (notional amount) of AAA-rated Commercial Mortgage Backed Security (CMBS), total rate of return (TROR) swap positions, as spreads continued to widen from the ongoing credit and liquidity dislocations. Excluding these pre-tax mark-to-market losses and other securities’ write-downs of $247 thousand in the December 2007 quarter and applying this quarter’s 36.8% effective tax rate, core earnings after tax were $2.3 million or 41 cents per diluted share compared to $1.8 million or 32 cents per diluted share, respectively, in the December 2006 quarter, a 28.1% increase.

For the full year of 2007, net earnings were $4.2 million or 74 cents per diluted share compared to $8.2 million and $1.48 per diluted share, respectively, in 2006. Core earnings after tax, excluding securities gains and losses, write-downs, and mark-to-market losses on trading assets and applying the 2007 effective tax rate of 37.3%, were $7.9 million or $1.40 cents per diluted share in 2007, compared to $7.6 million and $1.36 cents per diluted share in 2006, a 2.9% increase.

The Board of Directors declared a regular quarterly dividend of 12.5 cents per share payable on February 22, 2008 to holders of record on February 14, 2008. On Nov 1, 2007, HWFG re-affirmed its share repurchase program of up to 200,000 shares as market conditions warrant. No shares were repurchased by the Company in 2007.

Summary Financial Results

The financial highlights and developments of the December 2007 quarter and year follow:

  Net interest margin and income expanded in the December 2007 quarter and 2007 year over the prior comparable periods. Net interest margin was 2.94% in the December 2007 quarter compared to 2.81% in the December 2006 quarter and was 2.90% in 2007 compared to 2.83% in 2006. Net interest income was $8.5 million in the December 2007 quarter, growing 12.7% over the December 2006 quarter. In 2007, net interest income was $31.9 million compared to $30.8 million in 2006, growing 3.6%.
  Retail and commercial deposits were $785.8 million at December 31, 2007 compared to $732.8 million at December 31, 2006, increasing 7.2%. Not included in these balances are $50.5 million of California State deposits added in the September 2007 quarter at a lower relative cost to retail certificates of deposit.
  Net loan balances were $782.6 million at December 31, 2007 compared to $757.0 million at December 31, 2006, increasing 3.4% for the year and 2.2% in the December 2007 quarter.
  Asset quality remained relatively stable throughout the quarter with $1.8 million of non-performing loans (delinquent more than 90 days) at December 31, 2007 compared with $1.9 million at September 30, 2007 and $98 thousand at December 31, 2006.
  Los Padres Bank remained well capitalized at December 31, 2007 with 10.5% of risk based capital and 6.9% of core tangible capital.
  Banking fee and bank owned life insurance (BOLI) income was $1.1 million in the December 2007 quarter compared to $1.0 million in the December 2006 quarter, increasing 7.6%. For the full year of 2007, banking fee and BOLI income was $4.3 million versus $3.8 million (without lease termination income) in 2006, growing 14.1%. Harrington Wealth Management (HWM) and deposit fees of $666 thousand drove the increase in the quarter, rising 12.3%, while mortgage banking fees of $204 thousand declined 26.0%. Bank owned life insurance income contributed $257 thousand in the quarter, increasing 44.4% over the December 2006 quarter.
  Operating expenses were controlled in 2007 at $22.9 million compared to $22.2 million in 2006, increasing only 3.5% and decreasing in the December 2007 quarter by $15 thousand. The increase includes the full year impact of the Olathe, Kansas banking center offset by lower incentive compensation and professional fees.
  The investment portfolio was $353.8 million at December 31, 2007 compared to $356.7 million at September 30, 2007 and $310.6 million at December 31, 2006. In the September 2007 quarter, HWFG started to increase its available for sale (AFS) portfolio by purchasing high-rated investments as spreads widened.
  HWFG also layered-in a position of $80 million notional of duration matched, AAA rated CMBS TROR swaps over the last 6 months in an effort to capitalize on the widening spreads.

Financial Performance Analysis

The dislocations in the credit and banking markets continued to affect HWFG in the December 2007 quarter in both positive and negative ways. The wider spreads from these dislocations afforded HWFG the opportunity to add highly rated (AAA and AA), sub-prime and other mortgage securities at very wide risk-adjusted spreads in the September 2007 quarter. This growth of about $75 million in the AFS investment portfolio has added to net interest income and core income with double digit growth rates in these measures in the December quarter over the same quarter a year ago. However, spreads continue to remain very wide and volatile to LIBOR-based benchmarks and widened further in the December quarter, increasing the mark-to-market volatility of both the AFS investment portfolio and the AAA-rated CMBS TROR swap portfolio. As such, the CMBS TROR swap portfolio incurred a pre-tax mark-to-market loss of $2.8 million in the quarter as the spread of the AAA 8.5 year + CMBS index widened from 58 bps to 104 bps to the duration matched 10-year LIBOR rate. A 10 bps move in this spread has about a $565 thousand pre-tax mark-to-market change. HWFG is taking steps to reduce volatility of earnings while capitalizing on the wide spreads. HWFG’s analysis continues to indicate that spreads on HWFG’s highly rated, well-performing mortgage securities are abnormally wide, and we expect these spreads over the next 12 months to narrow with an associated increase in market values.

The investment portfolio is reviewed and analyzed for cash flow performance to determine whether all contractually owed interest and principal can be earned over the life of the securities. As reported in the September 2007 quarter, HWFG wrote-down its $2.4 million portfolio of sub-prime NIM investments by $1.9 million to $.5 million. These investments were lower rated, earn the spread between the underlying loans and issued debt securities, and therefore are more credit leveraged than the other securities in HWFG’s portfolio. These NIM securities and one lower rated sub-prime security were written down by $247 thousand in the December 2007 quarter. Based on its portfolio valuation, HWFG expects at December 31, 2007 to earn all principal and interest on its other investments; however, a more severe deterioration of the housing and credit markets, beyond stress test levels, could lead to additional write-downs.

The core banking franchise continues to experience moderate growth despite the very challenging banking market. Loan growth was 2.2% on a sequential basis in the December quarter and 3.4% for the full year of 2007. This growth is below HWFG’s target rate of high single to low double-digit levels. Competition remains formidable in HWFG’s market for loans and the widening of spreads in the securitized loan markets has yet to fully translate into the community banking markets. We remain cautious on the residential construction loan market. HWFG is, however, seeing more loan opportunities in recent months and believes that with its diversified loan menu, the low end of its target range for loan growth is attainable in 2008. The mix and trends in the loan portfolio are shown in the following chart:

HWFG Net Loan Growth and Mix
(Dollars in millions)

	December 31, 2007		September 30, 2007		December 31, 2006
Loan Type	Total	% of Total	Total	% of Total	Total	% of Total

Commercial Real Estate	$266.3	33.6%	$249.4	32.2%	$264.9	34.6%
Multi-family Real Estate	82.7	10.4%	79.1	10.2%	79.9	10.4%
Construction (1)	126.5	16.0%	135.9	17.5%	112.6	14.7%
Single-family Real Estate	125.5	15.9%	119.6	15.4%	106.7	13.9%
Commercial and Industrial Loans	117.8	14.9%	114.8	14.8%	119.1	15.6%
Land Acquisition and Development	45.3	5.7%	48.5	6.3%	54.7	7.1%
Consumer Loans	24.5	3.1%	24.6	3.2%	25.3	3.3%
Other Loans (2)	2.8	0.4%	2.8	0.4%	2.2	0.4%
Total Gross Loans	$791.4	100.0%	$774.7	100.0%	$765.4	100.0%
Allowance for loan loss	(6.4)		(6.3)		(5.9)
Deferred fees	(1.9)		(1.9)		(2.1)
Discounts/Premiums	(0.5)		(0.5)		(0.4)
Net Loans Receivable	$782.6		$766.0		$757.0

(1) Includes loans collateralized by residential, commercial and land properties. (2) Includes loans collateralized by deposits and consumer line of credit loans.

Loan credit quality remains fairly stable in the weakening real estate market and with the economy transitioning to slower growth. At December 31, 2007, HWFG had a $1.8 million non-performing loan (more than 90 days delinquent) and an additional $1.4 million of non-accruing (more than 60 days delinquent by Bank policy) loans. The $1.8 million non-performing loan is a participation loan in a development near Stockton, California, which is proceeding through the foreclosure process and continued negotiations with the borrower. The non-accruing balances include 2 small commercial credits and an owner-occupied real estate loan totaling $689 thousand, and a $750 thousand land development loan near Ventura, California. The $750 thousand loan on land for development was sold as REO in January 2008 for no loss to HWFG with the recovery of all interest, fees, and expenses. HWFG recorded charge-offs of $112 thousand on the commercial loans and set up specific reserves on the remaining non-accruing loans. Additionally, HWFG added $250 thousand to its allowance for loan losses, increasing its balance to $6.4 million or .82% of loans.

Net retail deposit growth was near HWFG’s target in 2007 propelled by its Power-Up account. This account ties together a checking account with a required automatic transaction and a money market account. Furthermore, HWFG was successful in promoting certificate of deposit accounts in the spring of 2007 and retaining them at lower rates at renewal in the December 2007 quarter. With the full implementation of the Power-Up account in all of HWFG’s markets in 2007, the implementation of the retail deposit gathering sales plan, and the reorganization of the retail and internet banking division, HWFG expects to meet its deposit growth goals for 2008.

HWFG’s controlled banking center development plan remains on track. The Surprise, Arizona banking center is scheduled to open in the Spring of 2008, the Gilbert, Arizona banking center near the end of 2008, and the Dear Valley Airpark, Arizona banking center in the Fall of 2009. This development will bring HWFG’s total banking centers to 5 in metro Phoenix and 19 throughout all of HWFG’s markets. HWFG is exploring augmenting these banking centers with the use of existing, shared ATM networks and its existing desktop deposit applications.

Closing Comments

In commenting on HWFG’s December 2007 quarter and the year, Craig J. Cerny, Chairman and CEO stated: “2007 was the most challenging year of HWFG’s 11 year existence with a broad weakening of the real estate markets, the related credit crisis in sub-prime mortgage loans and its spillover into almost all credit markets in form of wider spreads and extremely volatile asset prices, and a transitioning economy to slower growth. HWFG sought to take advantage of the opportunities presented in this environment by investing in wide spread (risk-adjusted), high credit quality mortgage investments and capitalizing on our rigorous credit risk management, underwriting, and loan approval process. Although we were successful in improving net interest and core income in the latter quarters of the year, the continued spread widening and the related effect on our CMBS TROR swap portfolio, as well as isolated write-downs in largely the sub-prime NIM portfolio, dampened markedly our overall net income. We expect spreads to narrow and our investment values will improve throughout the year as the banking industry works through the current issues and the Federal Reserve provides continued liquidity in the form of financings and Federal Funds rate cuts. We believe we are positioned to benefit from those events, while we continue to build franchise value through our ongoing efforts to grow our loans, deposits, and HWM and other fee income.”

Harrington West Financial Group, Inc. is a $1.2 billion, diversified, financial institution holding company for Los Padres Bank and its division Harrington Bank. HWFG operates 16 full service banking offices on the central coast of California, Scottsdale, Arizona, and the Kansas City metro. The Company also owns Harrington Wealth Management Company, a trust and investment management company with $184.4 million in assets under management or custody.

This Release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act. All of the statements contained in the Release, other than statements of historical fact, should be considered forward-looking statements, including, but not limited to, those concerning (i) the Company's strategies, objectives and plans for expansion of its operations, products and services, and growth of its portfolio of loans, investments and deposits, (ii) the Company's beliefs and expectations regarding actions that may be taken by regulatory authorities having oversight of the operation, (iii) the Company's beliefs as to the adequacy of its existing and anticipated allowances for loan and real estate losses, (iv) the Company's beliefs and expectations concerning future operating results, (v) the Company's beliefs and expectations concerning the impact of CMBS spreads on its TROR swaps as well as the impact of the deterioration in the sub-prime mortgage market on its AFS securities portfolio and (vi) other factors referenced in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in those forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are not intended to give any assurance as to future results. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Consolidated Financial Data – Harrington West Financial Group, Inc. (unaudited)

(In thousands, except per share data)	Quarter ended		Twelve Months Ended
	Dec. 31, 2007	Dec. 31, 2006	Dec. 31, 2007	Dec. 31, 2006

Interest income	$21,249	$19,250	$80,124	$74,095
Interest expense	12,740	11,700	48,271	43,341
Net interest income	8,509	7,550	31,853	30,754
Provision for loan losses	250	75	650	565
Net interest income after provision for
loan losses	8,259	7,475	31,203	30,189
Non-interest income:
Gain/loss on sale of AFS	-	-	(1,004)	(613)
Income (loss) from trading assets	(2,424)	42	(2,798)	1,024
Other-than-temporary loss	(247)	-	(2,153)	-
Other gain (loss)	(1)	(11)	(1)	(39)
Increase in cash surrender
value of insurance	257	178	873	745
Banking fee & other income	870	869	3,453	3,340
Non-interest income	(1,545)	1,078	(1,630)	4,457
Non-interest Expense:
Salaries and employee benefits	3,341	3,315	13,157	12,478
Premises and equipment	983	971	3,875	3,744
Insurance premiums	83	93	337	417
Marketing	105	117	418	453
Computer services	263	231	950	841
Professional fees	132	240	760	998
Office expenses and supplies	178	198	792	881
Other	649	509	2,635	2,348
Non-interest expense	5,734	5,674	22,924	22,160
Income before income taxes	980	2,879	6,649	12,486
Provision for income taxes	361	926	2,481	4,258
Net income	$619	$1,953	$4,168	$8,228

Per share:
Net income - basic	$0.11	$0.36	$0.75	$1.51
Net income - diluted	$0.11	$0.35	$0.74	$1.48
Weighted average shares used
in Basic EPS calculation	5,553,612	5,458,397	5,541,840	5,441,075
Weighted average shares used
in Diluted EPS calculation	5,618,784	5,614,468	5,637,415	5,572,664
Cash dividends	$0.13	$0.13	$0.68	$0.50
Book value at period-end	$9.91	$12.40	$9.91	$12.40
Tangible Book Value at period end	$8.79	$11.22	$8.79	$11.22
Ending shares	5,554,003	5,460,393	5,554,003	5,460,393

Financial ratios
Return on average assets	0.20%	0.68%	0.36%	0.72%
Return on average equity	4.09%	11.66%	6.29%	12.85%
Average equity to average
assets (leverage ratio)	4.93%	5.81%	5.71%	5.62%
Net interest margin	2.94%	2.81%	2.90%	2.83%
Efficiency ratio	59.51%	66.00%	63.36%	63.61%

Consolidated Financial Data – Harrington West Financial Group, Inc. (unaudited)

(In thousands, except per share data)	Quarter ended		Twelve Months Ended
	Dec. 31, 2007	Dec. 31, 2006	Dec. 31, 2007	Dec. 31, 2006

Period averages
Total assets	$1,217,491	$1,143,344	$1,161,187	$1,139,400
Securities and trading assets	$360,894	$316,167	$315,082	$345,174
Total loans, net of allowance	$771,991	$748,376	$764,056	$715,520
Total earning assets	$1,169,141	$1,092,419	$1,109,491	$1,090,084
Total deposits	$819,257	$713,173	$771,123	$696,670
Total equity	$60,000	$66,457	$66,292	$64,027

Balance sheet at period-end
Cash and due from banks			$14,433	$21,178
Investments and Fed Funds sold			353,829	310,635
Loans, before allowance for loan losses			789,072	762,947
Allowance for loan losses			(6,446)	(5,914)
Goodwill and core deposit intangibles			6,198	6,431
Other assets			66,316	59,196
Total assets			$1,223,402	$1,154,473

Interest bearing deposits			$786,263	$677,665
Non-interest bearing deposits			50,070	55,092
Other borrowings			322,755	347,915
Other liabilities			9,272	6,103
Shareholders' equity			55,042	67,698
Total liabilities and shareholders'
equity			$1,223,402	$1,154,473

Asset quality and capital - at period-end
Loans past due 90 days or more			$1,843	$98
Other real estate owned			-	-
Total non-performing assets			$1,843	$98

Allowance for losses to loans			0.82%	0.78%
Non-performing loans to total loans			0.23%	0.01%
Non-performing assets to total assets			0.15%	0.01%

Consolidated Financial Data – Harrington West Financial Group, Inc. (unaudited)

	Quarter Ended
(In thousands, except per	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
share data)	2007	2007	2007	2007	2006

Interest income	$21,249	$20,242	$19,314	$19,318	$19,250
Interest expense	12,740	12,200	11,690	11,639	11,700
Net interest income	8,509	8,042	7,624	7,679	7,550
Provision for loan losses	250	200	100	100	75
Net interest income after provision for
loan losses	8,259	7,842	7,524	7,579	7,475
Non-interest income:
Gain/(loss) on sale of AFS	-	-	(1,004)	-	-
Income (loss) from trading assets	(2,424)	(378)	1	4	42
Other-than-temporary loss	(247)	(1,906)	-	-	-
Other (loss)	(1)	-	-	-	(11)
Increase in cash surrender
value of insur- ance	257	209	206	201	178
Banking fee & other income	870	787	924	871	869
Non-inter- est income (loss)	(1,545)	(1,288)	127	1,076	1,078
Non-interest Expense:
Salaries and employee benefits	3,341	3,308	3,235	3,273	3,315
Premises and equipment	983	975	969	949	971
Insurance premiums	83	83	86	85	93
Marketing	105	84	117	113	117
Computer services	263	239	228	220	231
Professional fees	132	162	204	264	240
Office expenses and supplies	178	195	205	213	198
Other	649	703	703	577	509
Non-interest expense	5,734	5,749	5,747	5,694	5,674
Income before income taxes	980	805	1,904	2,961	2,879
Provision for income taxes	361	307	708	1,106	926
Net income	$619	$498	$1,196	$1,855	$1,953

Per share:
Net income - basic	$0.11	$0.09	$0.22	$0.34	$0.36
Net income - diluted	$0.11	$0.09	$0.21	$0.33	$0.35
Weighted average shares used
in Basic EPS calculation	5,553,612	5,550,353	5,546,653	5,516,239	5,458,397
Weighted average shares used
in Diluted EPS calculation	5,618,784	5,642,512	5,653,321	5,632,054	5,614,468
Cash dividends per share	$0.13	$-	$0.43	$0.13	$0.13
Book value at period-end	$9.91	$11.42	$12.42	$12.48	$12.40
Tangible Book value at period-end	$8.79	$10.30	$11.28	$11.33	$11.22
Ending shares	5,554,003	5,552,803	5,546,653	5,546,653	5,460,393

Financial ratios
Return on average assets	0.20%	0.17%	0.43%	0.66%	0.68%
Return on average equity	4.09%	2.97%	6.86%	10.92%	11.66%
Average equity to average
assets (leverage ratio)	4.93%	5.75%	6.21%	6.03%	5.81%
Net interest margin	2.94%	2.95%	2.85%	2.80%	2.81%
Efficiency ratio	59.51%	63.61%	65.65%	65.07%	66.00%

Consolidated Financial Data – Harrington West Financial Group, Inc. (unaudited)

	Quarter Ended
(In thousands, except per	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
share data)	2007	2007	2007	2007	2006

Period averages
Total assets	$1,217,491	$1,155,236	$1,127,078	$1,142,035	$1,143,344
Securities and trading assets	$360,894	$311,510	$286,013	$301,297	$316,167
Total loans, net of allowance	$771,991	$763,000	$760,855	$760,259	$748,376
Total earning assets	$1,169,141	$1,103,848	$1,074,255	$1,089,913	$1,092,419
Total deposits	$819,257	$794,246	$737,673	$732,105	$713,173
Total equity	$60,000	$66,430	$69,959	$68,880	$66,457

Balance sheet at period-end
Cash and due from banks	$14,433	$17,331	$18,524	$15,476	$21,178
Investments and fed funds sold	353,829	356,677	287,357	290,212	310,635
Loans, before allowance for loan losses	789,072	772,340	765,506	760,355	762,947
Allowance for loan losses	(6,446)	(6,308)	(6,113)	(6,013)	(5,914)
Goodwill and core deposit intangibles	6,198	6,244	6,307	6,369	6,431
Other assets	66,316	62,009	58,925	60,001	59,196
Total assets	$1,223,402	$1,208,293	$1,130,506	$1,126,400	$1,154,473

Interest bearing deposits	$786,263	$778,465	$723,652	$682,851	$677,665
Non-interest bearing deposits	50,070	47,222	47,248	50,260	55,092
Other borrowings	322,755	311,501	282,931	316,725	347,915
Other liabilities	9,272	7,667	7,805	7,362	6,103
Shareholders' equity	55,042	63,438	68,870	69,202	67,698
Total liabilities
and share holders' equity	$1,223,402	$1,208,293	$1,130,506	$1,126,400	$1,154,473

Asset quality and capital - at period-end
Loans past due 90 days or more	$1,843	$1,888	$1,948	$95	$98
Other real estate owned	-	-	-	-	-
Total non-performing assets	$1,843	$1,888	$1,948	$95	$98

Allowance for losses to loans	0.82%	0.82%	0.80%	0.79%	0.78%
Non-performing loans to total loans	0.23%	0.24%	0.25%	0.01%	0.01%
Non-performing assets to total assets	0.15%	0.16%	0.18%	0.01%	0.01%

Consolidated Financial Data – Harrington West Financial Group, Inc. (unaudited)

	Three months ended			Three months ended
(In thousands)	December 31, 2007			December 31, 2006
	Balance	Income	Rate	Balance	Income	Rate
Interest earning assets:
Loans receivable (1)	$771,991	$15,115	7.81%	$748,376	$14,708	7.85%
FHLB stock	12,297	164	5.29%	14,557	219	5.97%
Securities and trading account assets (2)	372,761	5,922	6.35%	317,809	4,261	5.36%
Cash and cash equivalents (3)	12,092	48	1.57%	11,677	62	2.11%
Total interest earning assets	1,169,141	21,249	7.25%	1,092,419	19,250	7.04%
Non-interest-earning assets	48,350			50,925
Total assets	$1,217,491			$1,143,344

Interest bearing liabilities:
Deposits:
NOW and money market accounts	$100,345	$664	2.63%	$96,621	$611	2.51%
Passbook accounts and certificates
of deposit	671,285	8,132	4.81%	564,669	6,747	4.74%
Total deposits	771,630	8,796	4.52%	661,290	7,358	4.41%

FHLB advances (4)	251,209	3,023	4.77%	267,565	3,326	4.93%
Reverse repurchase agreements	50,394	403	3.13%	63,156	489	3.03%
Other borrowings (5)	25,774	518	7.86%	25,774	527	8.00%
Total interest-bearing liabilities	1,099,007	12,740	4.58%	1,017,785	11,700	4.54%
Non-interest-bearing deposits	47,627			51,883
Non-interest-bearing liabilities	10,857			7,219
Total liabilities	1,157,491			1,076,887
Stockholders' equity	60,000			66,457
Total liabilities and stockholders' equity	$1,217,491			$1,143,344
Net interest-earning assets (liabilities)	$70,134			$74,634

Net interest income/interest rate spread		$8,509	2.67%		$7,550	2.50%
Net interest margin			2.94%			2.81%
Ratio of average interest-earning assets to
average interest-bearing liabilities			106.38%			107.33%

1)Balance includes non-accrual loans. Income includes fees earned on loans originated and accretion of deferred loan fees.
2)Consists of securities classified as available for sale, held to maturity and trading account assets. Excludes SFAS 115 adjustments to fair value, which are included in other non-interest earning assets.
3)Consists of cash and due from banks and federal funds sold.
4)Interest on FHLB advances is net of hedging costs. Hedging costs include interest income and expense and ineffectiveness adjustments for cash flow hedges. The Company uses pay-fixed, receive floating LIBOR swaps to hedge the short term repricing characteristics of the floating FHLB advances.
5)Consists of other debt and a note payable under a revolving line of credit.

Consolidated Financial Data – Harrington West Financial Group, Inc. (unaudited)

	Twelve Months Ended			Twelve Months Ended
(In thousands)	December 31, 2007			December 31, 2006
	Balance	Income	Rate	Balance	Income	Rate
Interest earning assets:
Loans receivable (1)	$764,056	$60,317	7.90%	$715,520	$54,963	7.68%
FHLB stock	13,169	692	5.25%	15,395	826	5.37%
Securities and trading account assets (2)	320,246	18,855	5.89%	347,917	18,051	5.19%
Cash and cash equivalents (3)	12,020	260	2.16%	11,252	255	2.27%
Total interest earning assets	1,109,491	80,124	7.23%	1,090,084	74,095	6.80%
Non-interest-earning assets	51,696			49,316
Total assets	$1,161,187			$1,139,400

Interest bearing liabilities:
Deposits:
NOW and money market accounts	$100,454	$2,656	2.64%	$99,226	$2,214	2.23%
Passbook accounts and certificates
of deposit	623,088	30,217	4.85%	548,784	23,376	4.26%
Total deposits	723,542	32,873	4.54%	648,010	25,590	3.95%

FHLB advances (4)	234,544	11,598	4.94%	286,452	13,912	4.86%
Reverse repurchase agreements	54,910	1,723	3.09%	60,212	1,819	3.06%
Other borrowings (5)	25,774	2,077	7.95%	25,774	2,020	7.95%
Total interest-bearing liabilities	1,038,770	48,271	4.63%	1,020,448	43,341	4.24%
Non-interest-bearing deposits	47,581			48,660
Non-interest-bearing liabilities	8,544			6,265
Total liabilities	1,094,895			1,075,373
Stockholders' equity	66,292			64,027
Total liabilities and stockholders' equity	$1,161,187			$1,139,400
Net interest-earning assets (liabilities)	$70,721			$69,636

Net interest income/interest rate spread		$31,853	2.60%		$30,754	2.56%
Net interest margin			2.90%			2.83%
Ratio of average interest-earning assets to
average interest-bearing liabilities			106.81%			106.82%

1)Balance includes non-accrual loans. Income includes fees earned on loans originated and accretion of deferred loan fees.
2)Consists of securities classified as available for sale, held to maturity and trading account assets. Excludes SFAS 115 adjustments to fair value, which are included in other non-interest earning assets.
3)Consists of cash and due from banks and federal funds sold.
4)Interest on FHLB advances is net of hedging costs. Hedging costs include interest income and expense and ineffectiveness adjustments for cash flow hedges. The Company uses pay-fixed, receive floating LIBOR swaps to hedge the short term repricing characteristics of the floating FHLB advances.
5)Consists of other debt and a note payable under a revolving line of credit.

CONTACT:
Harrington West Financial Group, Inc.
Craig J. Cerny 480/596-6555
for share transfer information:
Lisa F. Watkins 805/688-6644